                                                                    EXHIBIT 10.6

                            ASSET PURCHASE AGREEMENT


                                    between


                             SATELLINK PAGING INC.


                                  "Purchaser"


                                      and


                                   C.R., INC.


                                    "Seller"


                                      and



                                  JAMES SOWELL
                                 LARRY SIMMONS
                                      and
                         JAY LEE JAMESON, AS TRUSTEE OF
                               THE SAFETON TRUST,
                             Dated October 1, 1992



                                 "Shareholders"



                            DATED AS OF MAY 31, 1996

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                               TABLE OF CONTENTS
ARTICLE 1   PURCHASE, SALE OF ASSETS............................................   1

       1.1  Purchase and Sale of Acquired Assets................................   1
       1.2  Excluded assets of Seller...........................................   4
       1.3  collection of accounts receivable...................................   5
       1.4  Non-compete agreements of Shareholders..............................   8
       1.5  Call One Agreement..................................................   8
       1.6  Interest in Pagers..................................................   8
       1.7  License of Software.................................................   9

ARTICLE 2   ASSUMPTION OF LIABILITIES...........................................   9

       2.1  Assumption of Liabilities of Seller.................................   9
       2.2  Excluded Liabilities of Seller......................................   9

ARTICLE 3   CALCULATION AND PAYMENT OF PURCHASE PRICE...........................  10

       3.1  Purchase Price......................................................  10
       3.2  Payment of Purchase Price...........................................  10
       3.3  Transfer Expenses...................................................  10
       3.4  Allocation of Purchase Price........................................  10

ARTICLE 4   PROCEDURE FOR CLOSINGS..............................................  10

       4.1  Time and Place of Closing...........................................  10
       4.2  Condition to Closing................................................  11
       4.3  Transactions at the Closing.........................................  11
       4.4  Certain Consents....................................................  13
       4.5  Further Assurances..................................................  14

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS...........  14

       5.1  Organization and Qualification......................................  14
       5.2  Authority...........................................................  14
       5.3  Financial Statements................................................  15
       5.4  Inventories.........................................................  15
       5.5  Personal Property...................................................  15
       5.6  Real Property.......................................................  16
       5.7  Contracts...........................................................  17
       5.8  Intellectual Property...............................................  18
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       5.9  Insurance...........................................................  19
       5.10 Environmental Matters...............................................  19
       5.11 Litigation..........................................................  20
       5.12 Absence of Changes..................................................  20
       5.13 Brokers and Finders.................................................  22
       5.14 Labor Matters.......................................................  22
       5.15 Governmental Approval and Consents..................................  23
       5.16 Taxes...............................................................  23
       5.17 Employee Benefit Plans..............................................  24
       5.18 Compliance with Laws................................................  26
       5.19 Governmental Approval and Consents..................................  26
       5.20 Adequacy of Acquired Assets.........................................  26
       5.21 Title to Assets.....................................................  26
       5.22 Correctness of Representations......................................  26

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................  27
       6.1  Organization and Qualification......................................  27
       6.2  Authority...........................................................  27
       6.3  Litigation..........................................................  27
       6.4  Correctness of Representations......................................  27
       6.5  Brokers and Finders.................................................  27
       6.6  Governmental Approval and Consents..................................  28

ARTICLE 7   COVENANTS...........................................................  28
       7.1  Mutual Covenants....................................................  28
       7.2  Conduct of Business Prior to Closing................................  28
       7.3  Access and Information..............................................  29
       7.4  Notification of Changes.............................................  29
       7.5  Certain Acts Prohibited.............................................  29
       7.6  Consents............................................................  29
       7.7  Supplemental Disclosure.............................................  30
       7.8  Conditions Precedent................................................  30
       7.9  Discharge of Liens and Encumbrances.................................  30
       7.10 Prorations..........................................................  30
       7.11 Covenant to Pay Debts...............................................  31

ARTICLE 8   CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER....................  32
       8.1  Certificate Regarding Schedules and Representations and Warranties..  32
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                                     -ii-
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       8.2  Compliance by Seller and the Shareholders............................ 32
       8.3  No Injunction, Etc................................................... 32
       8.4  Operation in the Ordinary Course..................................... 33
       8.5  Consents, Authorizations, Approval of Legal Matters.................. 33
       8.6  Incumbency........................................................... 33
       8.7  Certified Resolutions................................................ 33
       8.8  Release of Liens..................................................... 33
       8.9  Accuracy of Schedules................................................ 33
       8.10 No Adverse Change.................................................... 34
       8.11 Instruments of Transfer.............................................. 34
       8.12 Opinion of Seller's Counsel.......................................... 34
       8.13 Proceedings.......................................................... 34
       8.14 Condition of Acquired Assets......................................... 34
       8.15 Non-Complete Agreements.............................................. 34
       8.16 Voice-Mail Services Agreement........................................ 35

ARTICLE A   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER........................ 35
       9.1  Certificate Regarding Representations and Warranties................. 35
       9.2  Compliance by Purchaser.............................................. 35
       9.3  Certified Resolutions................................................ 35
       9.4  No Injunction; Etc................................................... 35
       9.5  Incumbency........................................................... 35
       9.6  Certificates......................................................... 36
       9.7  Opinion of Purchaser's Counsel....................................... 36
       9.8  Proceedings.......................................................... 36

ARTICLE 10  POST CLOSING MATTERS................................................. 36
      10.1  Employment of Employees.............................................. 36
      10.2  Seller's Benefit Plans............................................... 36
      10.3  Maintenance of Books and Records..................................... 36
      10.4  Payments Received.................................................... 37
      10.5  Covenant Not to Compete.............................................. 37

ARTICLE 11  INDEMNIFICATION...................................................... 38
      11.1  Definitions.......................................................... 38
      11.2  Agreement of Indemnitors to Indemnify................................ 39
      11.3  Agreement of Purchaser to Indemnify.................................. 39
      11.4  Procedures for Indemnification....................................... 40
      11.5  Third Party Claims................................................... 40
      11.6  Other Rights and Remedies Not Affected............................... 41

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                               -iii-
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      11.7  Survival............................................................. 41
      11.8  Time Limitations..................................................... 41
      11.9  Subrogation.......................................................... 42
      11.10 Purchaser's Right of Set-Off......................................... 42

ARTICLE 12  GENERAL PROVISIONS................................................... 43
      12.1  Fees and Expenses.................................................... 43
      12.2  Notices.............................................................. 43
      12.3  Assignment; Binding Effect........................................... 44
      12.4  No Benefit to Others................................................. 44
      12.5  Headings, Gender, Person and Affiliate............................... 44
      12.6  Counterparts......................................................... 45
      12.7  Integration of Agreement............................................. 45
      12.8  Time of Essence...................................................... 45
      12.9  Governing Law........................................................ 45
      12.10 Partial Invalidity................................................... 45
      12.11 Investigation........................................................ 45
      12.12 Public Announcements................................................. 45
      12.13 Arbitration.......................................................... 46

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

                               TABLE OF EXHIBITS
                               -----------------

          Exhibit A  Form of Non-Compete Agreement
          Exhibit B  Form of Voice Mail Services Agreement
          Exhibit C  Form of Bill of Sale
          Exhibit D  Form of Seller and Shareholders Opinion
          Exhibit E  Form of Purchaser Opinion
          Exhibit F  Map Defining Territory
          Exhibit G  Form of Consulting Agreement

                                   SCHEDULES
                                   ---------

     Schedule     1.1(C)    Contracts
     Schedule     1.2.1     Excluded assets
     Schedule     1.2.2     Excluded assets
     Schedule     3.4       Allocation of Purchase Price
     Schedule     5.3       Financial Statements
     Schedule     5.4       Consignment Inventory
     Schedule     5.5.1     Pagers
     Schedule     5.5.2     Furniture and Fixtures
     Schedule     5.5.3     Leases for Furniture, Fixtures and Equipment
     Schedule     5.6.1     Office Leases
     Schedule     5.7.1     Contracts
     Schedule     5.7.2     List of Customers and Form of Customer Agreements
     Schedule     5.7.3     Commitment for Capital Expenditures
     Schedule     5.7.4     List of Terminations or Cancellations of Contracts
     Schedule     5.8       Intellectual Property
     Schedule     5.9       Insurance Matters
     Schedule     5.11      Litigation Matters
     Schedule     5.12      Absence of Changes
     Schedule     5.15      Permits
     Schedule     5.16.1    Taxes and Assessments Contests
     Schedule     5.16.2    Federal and State Tax Disputes
     Schedule     5.17.1    Employee Benefit Plans
     Schedule     5.17.2    Employee Benefit Plans Compliance with Laws

                       CROSS REFERENCES TO DEFINED TERMS
                       ---------------------------------

TERM                           SECTION IN WHICH DEFINED

Accounts Receivable                 Section 1.2(f)
Acquired Asset(s)                   Section 1.1
Acquisition Documents               Section 5.2
Agreement                           Preamble
Assumed Liabilities                 Section 2.1
Beneficiary                         Section 7.10(d)
Books and Records                   Section 1.1(f)
Business                            Preamble
Call One                            Section 1.2(h)
Call One Receivables                Section 1.2(h)
CERCLA                              Section 5.10(c)
Code                                Section 5.17(g)
Collection Period                   Section 1.3(a)
Competing Business                  Section 8.5
Compiled Financials                 Section 3.3
Contract(s)                         Section 1.1(c)
CUE                                 Section 1.1(l)
CUE Regional Affiliate Agreement    Section 1.1(l)
Employee Benefit Plan               Section 5.18(g)
Equipment                           Section 1.1(b)
Equipment Charges                   Section 7.10(b)(iii)
ERISA                               Section 5.17(g)
ERISA Affiliate                     Section 5.17(g)
ERISA Plan                          Section 5.17(g)
Excluded Assets                     Section 1.2
Excluded Liabilities                Section 2.2
FCC                                 Section 1.2
Financial Statements                Section 5.3
Closing                             Section 4.1
Closing Date                        Section 4.1
Current Obligations                 Section 7.12
Effective Time                      Section 4.1
Furniture and Fixtures              Section 1.1(h)
Future Services Receivables         Section 1.1(m)
GAAP                                Section 3.3
Goods Contracts                     Section 5.7(a)(iii)
Governmental Authority              Section 5.17(g)
Hazardous Materials                 Section 5.10(d)
Indebtedness                        Section 7.11
Indemnification Claim               Section 9.1(a)
Indemnitee                          Section 11.1(h)

Indemnitor                          Section 11.1(i)
Intellectual Property               Section 1.1(e)
Inventory                           Section 1.1(d)
Labor Claims                        Section 5.14
Lease Agreement                     Section 1.4
Lease Payments                      Section 7.10(b)(vi)
Losses                              Section 9.1(d)
Nationslink Receivables             Section 1.1(k)
Non-Compete Agreement               Section 1.4
Obsolete Inventory                  Section 1.2(g)
Office Leases                       Section 1.1(a)
Ongoing Obligations                 Section 7.11
Payor                               Section 7.10(d)
Payee                               Section 7.10(d)
Permits                             Section 1.1(g)
Personal Property Taxes             Section 7.10(b)(v)
Proration Items                     Section 7.10(a)
Purchaser                           Preamble
Purchase Price                      Section 3.1
Purchaser Indemnitee                Section 11.1(c)
Purchaser Indemnitor                Section 11.1(e)
Purchaser Indemnitor                Section 11.1(e)
Purchaser Opinion                   Section 4.3(b)(vii)
RCRA                                Section 5.10(c)
Real Property Leases                Section 5.6(b)
Real Property Taxes                 Section 7.10(b)(iv)
Receivables Proceeds                Section 1.3(a)
Recipient                           Section 7.10(d)
Rental Charges                      Section 7.10(b)(ii)
Seller                              Preamble
Seller Indemnitees                  Section 11.1(b)
Seller Indemnitors                  Section 11.1(d)
Seller Opinion                      Section 4.3(a) (viii)
Services Contract                   Section 5.7(a) (iii)
Shareholder(s)                      Preamble
Territory                           Section 8.5
Third Party Claim                   Section 9.1(e)
Transfer Expenses                   Section 3.3
Utility Charges                     Section 7.10(b)(i)
Voice Mail Services Agreement       Section 1.5

                            ASSET PURCHASE AGREEMENT

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                      AS SET FORTH IN SECTION 12.13 HEREOF


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
as of this     day of May, 1996, between SATELLINK PAGING INC., a Georgia
           ---
corporation ("Purchaser"), C.R., INC., a Texas corporation ("Seller"), and JAMES SOWELL, LARRY SIMMONS and JAY LEE JAMESON, AS TRUSTEE OF THE SAFETON TRUST, dated October 1, 1992 (individually a "Shareholder" and collectively the "Shareholders").

     A. Seller is engaged in the business of distributing paging messages by radio in the area set forth on EXHIBIT F, selling or leasing paging devices and selling or leasing air time for the transmission of paging messages (the "Business").

     B. The Shareholders own all of the issued and outstanding capital stock of Seller.

     C. Purchaser desires to purchase from Seller certain of Seller's assets on and subject to the terms and conditions contained in this Agreement.

     D. Seller desires to sell to Purchaser certain of the Seller's assets on and subject to the terms and conditions contained in this Agreement.

     E. The Shareholders will directly benefit from Purchaser's purchase of such Assets.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

     1.1  Purchase and Sale of Acquired Assets.  At the Closing (as hereinafter
          -------------------------------------
defined), on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller, all of the right, title, and interest of Seller in and to (i) the Business (other than the Excluded Assets (as hereinafter defined)), (ii) the name "C.R., Inc." and any other name or names under which Seller has conducted the Business and all goodwill associated therewith, and (iii) all of Seller's right, title and interest in and to the following assets, properties, and rights of Seller, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature on Seller's interest in such assets, properties and rights, other than Permitted Encumbrances (as hereinafter defined), as the same shall exist at the Closing Date (as hereinafter defined):

          (a) Except as set forth in Section 1.3, all of Seller's rights in, to, and under (i) Seller's office leases, together with all of Seller's right, title, and interest in and to the fixtures and improvements, including construction-in-progress, and appurtenances thereto, located on the real property subject to such leases, and any and all assignable warranties of third parties with respect thereto (the "Office Leases");

          (b) All radio paging systems (including network connections to affiliated systems), machinery, equipment, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, reflected on the books and records of Seller (even if carried at no value), and any and all assignable warranties of third parties with respect thereto (the "Equipment");

          (c) All of the contracts, airtime purchase agreements, leases, warranties, commitments, agreements, arrangements and purchase and sales orders, whether oral or written, pursuant to which Seller enjoys any right or benefit in connection with the Business, whether or not reflected upon the books and records of the Seller, together with the right of Seller to receive income in respect of such contracts, leases, warranties, commitments, agreements, arrangements, and purchase and sales orders on and after the Closing Date but excluding any agreements with the Jim Sowell Company or Dennis Miga, the employment agreement with Larry Simmons and the agreements listed and described on SCHEDULE 1.1(C) hereto and excluding any leases for automobiles in which the Seller is the named lessee (individually, a "Contract" and collectively, the "Contracts");

          (d) All stock of pagers and spare or replacement parts therefore, wherever located, reflected on the books and records of Seller (the "Inventory") excluding the Obsolete Inventory (as hereinafter defined), together with all rights of Seller against suppliers of the Inventory including, without limitation, Seller's rights under express or implied warranties with respect to such Inventory and Inventory previously sold by Seller and Seller's rights to receive refunds or rebates in connection with its purchase of Inventory;

          (e) All patents, designs, art work, designs-in progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights owned or held by Seller and related to the Business; all registrations thereof and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets or processes owned by or belonging to Seller and related to the Business; all computer software (including documentation and related object and, if applicable, source codes) owned by or belonging to Seller and related to the Business; and all confidential or proprietary information that are either (i) owned by Seller and related to the Business, whether or not reflected on the books and records of Seller, or (ii) as to which Seller has rights as licensee, constituting all of the intellectual property of Seller used exclusively in the Business (the "Intellectual Property");

          (f) All existing data, data bases, books, records, correspondence, business plans and projections, records of sales, customer and vendor lists, files, and papers in the possession of Seller and related to the Business; including without limitation, all manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined) and to the operation of the Business (the "Books and Records");

          (g) All licenses, permits, certificates, and governmental authorizations held by Seller and related to the Business (the "Permits");

          (h) All furniture, fixtures, and leasehold improvements, wherever located, reflected on the books and records of the Seller (even if carried at no value), and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements ("Furniture and Fixtures");

          (i) All prepaid expenses (other than prepaid insurance premiums) of Seller reflected on the books and records of Seller; all claims, demands, and causes of action or recoveries from any third party arising from or out of any Acquired Asset being purchased hereunder, including without limitation, rights to returned or repossessed goods and rights as an unpaid vendor; and all other assets used in connection with the Business (other than Excluded Assets of Seller) wherever located, tangible or intangible, provided, however, that the Acquired Assets shall not include, and Purchaser shall not acquire, any right, title, or interest of Seller in or to the Excluded Assets of Seller (as defined in Section 1.2 hereof);

          (j) All accounts receivable, notes receivable and other monies due to Seller from NationsLink, Ltd. ("NationsLink") for sales and deliveries of goods, performance of services and other business transacted or for monies loaned (the "NationsLink Receivables");

          (k) All of Seller's rights and benefits pursuant to that certain Regional Affiliate Agreement, dated August 20, 1990 between Seller and CUE Paging Corporation ("CUE") including all amendments and modifications thereto (the "CUE Regional Affiliate Agreement");

          (l) All accounts receivable, notes and other receivables of Seller arising out of the sale and delivery of goods, performance of services and other business transacted where such sale, delivery or performance is to occur on or after the Closing Date (the "Future Services Receivables");

          (m) All cash and cash equivalents, whether received before, on, or after the Closing Date, in payment of the NationsLink Receivables or the Future Services Receivables.

     All of the items described in this Section 1.1 to be purchased by Purchaser and which are not Excluded Assets as defined in Section 1.2 are hereinafter collectively referred to as the "Acquired Assets."

     As used herein, "Permitted Encumbrances" means (i) any lien, claim, charge or encumbrance arising out of or securing any Assumed Liability and (ii) minor imperfections in title that do not either individually or in the aggregate materially and adversely interfere with the possession, use, or ownership of any Acquired Asset.

     1.2  Excluded Assets of Seller.  Seller shall not sell and Purchaser shall
          --------------------------
not purchase or acquire and the Acquired Assets shall not include:

          (a) Any cash and cash equivalents whether received before, on or after the Closing Date, other than cash or cash equivalents received, whether before, on or after the Closing Date, in payment of the NationsLink Receivables or the Future Services Receivables;

          (b) The assets of any employee benefit plan maintained by or covering any employees of Seller or to which Seller has made any contribution;

          (c) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization;

          (d) Any rights which accrue or will accrue to Seller under this Agreement;

          (e) Any rights to any of Seller's claims for any federal, state, local, or foreign tax refund relating to any period ending prior to the Closing Date;

          (f) All accounts, notes or other receivables of Seller arising out of the sale and delivery of goods, performance of services or other business transacted where such sale, delivery or performance occurred prior to the Closing Date, other than the NationsLink Receivables (the "Accounts Receivable");

          (g) All Inventory of Seller which is not in good working order and saleable at prevailing market prices (the "Obsolete Inventory");

          (h) All interests of Seller in Call One, Inc. ("Call One"), including all notes receivable owed to Seller by Call One (the "Call One Receivables");

          (i) All interests of Seller in the pager being developed by NationsLink;

          (j) All interests of Seller in pagers leased by Seller to Mobilemedia, as specifically listed and described on SCHEDULE 1.2.1;

          (k) All interest in and rights of Seller in: any agreements with the Jim Sowell Company or Dennis Miga, the employment agreement with Larry Simmons, the agreements listed on Schedule 1.1(c), and all leases of automobiles in which the Seller is the named lessee;

          (l) All interest of Seller in, to or under any policies of insurance insuring the business, properties and assets of Seller prior to the Closing Date, and all interest of Seller in and to any unearned or returned premium in respect of such policies; and

          (m) The assets, properties, and rights specifically listed and described on SCHEDULE 1.2.2.

     All of the assets described in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets."

     1.3  Collection of Accounts Receivable.  Purchaser and Seller acknowledge
          ----------------------------------
and agree that the Acquired Assets do not include the Accounts Receivable. In order to facilitate the transaction provided for herein, Purchaser has agreed to undertake the collection of the Accounts Receivable for the benefit and account of Seller on the following terms and conditions:

          (a) During the period beginning on the Closing Date and ending one hundred eighty (180) days after the Closing Date (the "Collection Period"), Purchaser shall, as agent for Seller, collect the Accounts Receivable (other than the Account Receivable from Mobilemedia and any other Accounts Receivable that are more than ninety (90) days past due on the Closing Date) and except as provided in Section 11.10, set aside and hold in trust for the benefit of Seller all customer payments received by Purchaser in respect of the Accounts Receivable (the "Receivables Proceeds"). Purchaser shall not have any obligation to collect any Accounts Receivables after the expiration of the Collection Period and shall at such time return to Seller all records relating to any Accounts Receivable that remain uncollected. Seller alone shall pursue collection thereof following the expiration of the Collection Period. Except as otherwise set forth herein, each party shall be responsible for any and all of its collection expenses, including attorneys' fees and the fees and commissions of collection agencies.

          (b) Purchaser shall use reasonable efforts during the Collection Period to collect the Accounts Receivable in a manner consistent with the policies and practices used by Purchaser in the collection of its own accounts receivable and in compliance with all applicable laws, rules and regulations;

provided, however, Purchaser shall have no obligation to institute any legal proceedings or engage any attorney, collection agency or other person or entity to collect any Account Receivable.

          (c) If a customer does not specifically identify an invoice, or goods or services that Purchaser can clearly trace to an invoice, when making a payment, taking a credit or disputing an Account Receivable, then Purchaser shall deem all collections from, credits to and disputes by such Customer to be applicable to invoices in order of maturity (e.g., the first collection shall be deemed to be payments of the oldest invoices).

          (d) If a customer disputes an obligation to pay any Account Receivable and Purchaser determines, in good faith, that Purchaser, as agent for Seller should (i) accept the return of any goods represented by such Account Receivable, (ii) extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, such Account Receivable, and (iii) in connection with any of the acts set forth in clauses (i) or (ii) above, release the customer from any obligation with respect to such Account Receivable, or if a customer directs that payment be applied to outstanding invoices for Accounts Receivable other than in order of maturity or to invoices of Purchaser in preference to outstanding invoices for Accounts Receivable, then Purchaser shall give Seller written notice of such determination. If Purchaser receives from Seller a written objection to the proposed action within ten (10) days of the date of such notice, then Purchaser shall not take such action and, in the case of a payment directed by the customer, shall not apply the payment as so directed but shall apply such payment first to outstanding invoices for the Accounts Receivable in regular order of maturity prior to applying such payment to any other invoices. If Purchaser does not receive from Seller a written objection to the proposed action within such ten (10) day period, then Purchaser may (but shall not be obligated to) take such action or apply such payment as directed. If the proposed action contemplates that Purchaser accept the return of any goods represented by any Account Receivable, then, at the option of Purchaser, Purchaser may either (i) retain such goods, in which case title to such goods shall be deemed to have passed to Purchaser and Purchaser shall pay to Seller an amount equal to the value of the Account Receivable represented by such goods, or (ii) return such goods to Seller at Seller's risk and expense.

          (e) If a customer disputes its obligation to pay any Account Receivable and Purchaser determines, in good faith, that Purchaser should institute legal proceedings against such customer to collect such Account Receivable, then Purchaser shall give Seller written notice of such determination. If Purchaser receives the written authorization of Seller to institute such proceedings within ten (10) days after the date of such notice, then Purchaser may (but shall not be obligated to) institute such proceedings. If Purchaser does not receive such authorization within such ten (10) day period, then Purchaser shall not institute such proceedings.

          (f) Seller hereby constitutes and appoints Purchaser as the attorney-in-fact of Seller to exercise at any time any and all of the following powers: to receive, open and dispose of all mail addressed to Seller and reasonably believed by Purchaser to relate to the Accounts Receivables, and notify the postal authorities to change the address for delivery of all mail addressed to Seller and reasonably believed by Purchaser to relate to the Accounts Receivables to such address as Purchaser may designate (provided that items not relating to the Accounts Receivables shall be returned to Seller); to endorse the name of Seller on any checks, money orders, or other evidences of indebtedness that Purchaser receives in payment of the Accounts Receivables; to sign the name of Seller on any invoices, documents, drafts against and notices to account debtors or obligators of Seller, assignments and requests for verification of accounts in each case relating to the Accounts Receivables; to execute proofs of claim and loss relating to the Accounts Receivables under insurance policies or otherwise, to execute releases relating to the Accounts Receivables; and to do all other acts and things that Purchaser believes in good faith to be necessary or advisable to collect the Accounts Receivables in accordance with this agreement. The appointment of Purchaser as the attorney-in-fact of Seller is coupled with an interest and shall be irrevocable during the collection period. All acts of Purchaser as the attorney-in-fact of Seller are hereby ratified and approved, and Purchaser shall not have any liability for any acts of commission or omission, for any error of judgment or from any mistake of fact or law; provided, however, the foregoing shall not eliminate or limit the liability of Purchaser for acts or omissions that constitute gross negligence, willful and intentional misconduct or a violation of law.

          (g) Ninety (90) days after the commencement of the Collection Period and within ten (10) days after the end of the Collection Period, Purchaser shall pay to Seller an amount equal to the Receivables Proceeds collected by Purchaser together with interest paid on such amount of the Receivables Proceeds by virtue of the deposit of such amount in an interest bearing account as hereinafter provided, less any amounts set-off against the Receivables Proceeds as permitted in Section 11.10 below, and less amounts paid by Purchaser for the account of Seller as provided in Section 1.3(i) below. Purchaser shall not be obligated to deliver to Seller any original checks, drafts or other evidences of indebtedness received by Purchaser. Purchaser shall deposit all Receivables Proceeds in a segregated interest bearing account (the "Escrow Account") until paid to or for the account of Seller or until set-off against as herein provided. All funds in the Escrow Account shall be held for the benefit of Seller, subject to the set-off rights of Purchaser set forth in Section 11.10. If any of the Accounts Receivables includes a specific charge for any tax payable to any governmental tax authority, Purchaser may pay the amount of such charge to the proper taxing authority for the account of Seller.

          (h) Purchaser shall not have any liability for delay of any kind occurring in the settlement, collection or payment of any Account Receivables or any instrument received in payment thereof or any damage resulting therefrom, and Seller shall have no right, whether by defense, set-off or otherwise, against Purchaser for the failure to collect any Account Receivable. Except as specifically set forth elsewhere in this Agreement, Purchaser does not assume any of Seller's obligations under any contract or agreement relating to any account receivable and shall not be responsible or liable in any way for the performance by Seller of any of the terms and conditions thereof.

          (i) At the request of Seller, but subject to the prior right of Purchaser to set-off against the Receivables Proceeds as provided in Section 11.10, Purchaser shall pay out of the Receivables Proceeds and for the account of Seller all trade accounts payable first billed to Seller after the Closing Date and all Proration Items (as hereinafter defined) that are the responsibility of Seller. Seller shall notify Purchaser in writing of any payments to be made by Purchaser pursuant to this Section 1.3(i). Purchaser shall make such payment, to the extent funds are available from the Receivables Proceeds, as soon as commercially practical following its receipt of such written notice. In making such payment, Purchaser shall act solely as Seller's agent and Purchaser does not and is not deemed to become liable for the obligation to be paid.

          (j) On the tenth (10th) day of each month during the Collection Period and on the tenth (10th) day after the end of the Collection Period, Purchaser shall provide to Seller a report setting forth the Accounts Receivable collected in the preceding month, the Accounts Receivable remaining outstanding, all amounts of the Receivables Proceeds against which Purchaser asserted or claimed a right of set-off during such preceding month as herein permitted, and all amounts paid during such month for the account of Seller as provided in Section 1.3(i) above. Notwithstanding anything to the contrary expressed or implied herein, Seller alone shall collect the Account Receivable existing as of the Closing Date from Mobilemedia and any Account Receivable that is more than ninety (90) days past due as of the Closing Date.

     1.4  Non-Compete Agreements of Shareholders.  At the Closing each
          ---------------------------------------
Shareholder shall enter into, execute and deliver a Non-Compete Agreement in the form attached as EXHIBIT A hereto (the "Non-Compete Agreements").

     1.5  Call One Agreement.  At the Closing, Seller shall cause Call One, Inc.
          -------------------
to enter into, execute and deliver the Voice Mail Services Agreement attached hereto as EXHIBIT B (the "Voice Mail Services Agreement").

     1.6  Interest in Pagers.  Purchaser and Sellers are each shareholders in
          -------------------
NationsLink, which owns the rights to the design of a paging receiver. In order that Seller may return its interest in such pager while transferring to Purchaser, as part of the Acquired Assets, Seller's other interests in NationsLink, Purchaser and Seller agree to use their best efforts to cause to be formed not later than sixty (60) days following the Closing Date a new entity and to cause NationsLink to transfer to such new entity all of NationsLink's right, title and interest in and to such pager and all designs relating thereto. Such new entity shall be formed in a manner substantially identical to NationsLink, shall have articles of incorporation, bylaws, agreements among its shareholders and other documents related to its organization and governance substantially identical to the comparable documents of NationsLink and all equity interests in such new entity shall be owned and held by the same owners and in the same percentages as the equity interests in NationsLink are owned and held.

     1.7  License of Software.  From and after the Closing Date Seller shall
          --------------------
have a paid up, royalty free, non-exclusive license to use solely for its own account the billing and inventory software known as "CRISYS" which is among the Intellectual Property included in the Acquired Assets. Purchaser shall have no obligation to update, enhance, modify or otherwise improve such software in the hands of Seller. Seller may make copies of such software only for the purpose of preserving the software and making back-up copies thereof or in connection with enhancements or modifications thereto undertaken by Seller. Seller shall be under no obligation to make available to Purchaser any enhancements or modifications to such software undertaken by Seller. Seller may use the software only for its own account, may not use the software for the purpose of processing the billing or inventory data of others, and may not transfer or assign, in whole or in part, the software or any of Seller's rights as licensee thereof under this Agreement to any person or entity other than a person or entity that acquires substantially all of the business and assets of Seller or all of Seller's outstanding capital stock.

                                   ARTICLE 2
                           ASSUMPTION OF LIABILITIES

     2.1  Assumption of Liabilities of Seller.  Subject to Section 2.2 hereof,
          ------------------------------------
as of the Closing Date, Purchaser shall assume responsibility for the performance and satisfaction of the executory obligations and liabilities of Seller arising from and after the Effective Time pursuant to (a) the Office Leases, (b) the Permits, (c) the CUE Regional Affiliate Agreement, (d) the Service Contracts and (e) the Contracts, but excluding any obligations or liabilities arising from or relating to any breach or violation of the Office Leases, the Permits, the CUE Regional Affiliate Agreement, or the Contracts by Seller or default thereunder by Seller which occur prior to the Closing Date. The executory obligations and liabilities of Seller specifically assume pursuant to this Section 2.1 are hereinafter referred to as the "Assumed Liabilities." The parties acknowledge that they have agreed that Seller may keep and retain monies paid prior to the Closing Date as deposits under Service Contracts, which deposits are in the amount of or measured by reference to the last month's rental under such Service Contracts. Purchaser agrees that, in fulfilling the executory obligations under such Service Contracts, Purchaser will afford to each customer thereunder who has paid such a deposit a credit in the amount of the deposit so paid and will not require payment by such customer of service or other fees to replace such deposit.

     2.2  Excluded Liabilities of Seller.  Purchaser shall not assume or become
          -------------------------------
liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, except for the liabilities specifically described in
Section 2.1 above (the obligations and liabilities of Seller not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the foregoing, Excluded Liabilities shall include any liabilities related to or arising out of Excluded Assets.

                                   ARTICLE 3
                   CALCULATION AND PAYMENT OF PURCHASE PRICE

     3.1  Purchase Price.  The aggregate consideration to be paid to Seller for
          ---------------
the sale, transfer, and conveyance of the Acquired Assets, and the covenant not to compete set forth in Section 10.5 hereof (the "Purchase Price") shall be FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000).

     3.2  Payment of Purchase Price.    Subject to the fulfillment of the
          --------------------------
conditions set forth herein, on the Closing Date Purchaser shall pay the Purchase Price to Seller as follows:

          (a) For the account of Seller, Purchaser shall pay in full all Current Obligations (as hereinafter defined) of Seller to third parties as set forth in
Section 7.12 hereof by check or wire transfer to such third party account(s) designated in writing by Seller; and

          (b) Purchaser shall pay the balance of the Purchase Price by wire transfer in immediately available funds to an account designated in writing by Seller.

     3.3  Transfer Expenses.  Seller shall pay any sales and use, transfer or
          ------------------
recording, documentary, or other taxes or charges levied on the transfer and assignment of the Acquired Assets (the "Transfer Expenses"). All Inventory included in the Acquired Assets shall be claimed as exempt from sales or use tax by Purchaser and Purchaser shall furnish Seller at the Closing with sales tax exemption certificates.

     3.4  Allocation of Purchase Price.  The Purchase Price shall be allocated
          -----------------------------
among the covenant not to compete set forth in Section 10.5 and the Acquired Assets as set forth on SCHEDULE 3.4 in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d), provided, however, that for a period of sixty (60) days after the Closing Date Purchaser shall have the right to modify the allocation set forth on SCHEDULE 3.4 to reflect the results of an audit to be conducted by Purchaser and/or Purchaser's independent auditor. Any such modification shall be submitted in writing to Seller within sixty (60) days of the Closing Date. The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.


                                   ARTICLE 4
                             PROCEDURE FOR CLOSING

     4.1  Time and Place of Closing.  The closing for the purchase and sale
          --------------------------
contemplated by this Agreement (the "Closing") shall be held at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, Atlanta, Georgia

30308 on June 3, 1996 commencing at 9:00 a.m., Atlanta time, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets will be effective as of 12:01 a.m. Eastern Daylight Time on May 31, 1996 (the "Effective Time").

     4.2  Condition to Closing.  Purchaser's obligations hereunder shall be
          --------------------
conditioned on Purchaser's receipt prior to the Closing of Uniform Commercial Code searches of filings made pursuant to Article 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence satisfactory to it, that all such liens and encumbrances against the Acquired Assets have been released or terminated prior to or at the Closing or that the underlying obligations have been paid in full pursuant to Section 8.6.

     4.3  Transactions at the Closing.  At the Closing, each of the following
          ----------------------------
items shall be delivered:

          (a) Seller shall deliver (or cause to be delivered) to Purchaser the following:

                  (i) a bill of sale in the form attached hereto as EXHIBIT C executed by Seller;

                 (ii) the Non-Compete Agreements in the form attached as EXHIBIT A hereto executed by each of the Shareholders;

                (iii) the Voice Mail Services Agreement in the form attached as EXHIBIT B hereto executed by Call One, Inc.;

                 (iv) a certificate of incumbency of the Seller executed by a Secretary or Assistant Secretary thereof listing the officers authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein;

                  (v) a certificate of the Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors and shareholders of Seller approving and authorizing each Acquisition Document (as hereinafter defined) and the transactions contemplated hereby and thereby certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

                 (vi) the opinion of counsel to Seller and the Shareholders in substantially the form of EXHIBIT D hereto (the "Seller Opinion");

                (vii) all consents and waivers that are required for the assignment of the Contracts, Permits, Intellectual Property, Office Leases, and other agreements and assets or otherwise required for the execution, delivery, and performance of this Agreement by Seller;

               (viii) certificates of existence or certificates of good standing of Seller, as of a date within twenty (20) days prior to the Closing Date, from the States of Texas and Louisiana;


                 (ix) such other evidence of the performance by Seller of all covenants and the satisfaction by Seller of all conditions required by this Agreement to be performed or satisfied by Seller at or prior to the Closing Date as Purchaser or its counsel may reasonably require.

     The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

          (b) Subject to the receipt and sufficiency of the items set forth in
Section 4.2(a) above, Purchaser shall deliver to or for the account of Seller the following:

                  (i) the Purchase Price as set forth in Section 3.2;

                 (ii) a certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and each of the other Acquisition Documents (as hereinafter defined) to which Purchaser is a party and each of the transactions contemplated hereby and thereby certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect;

                (iii) a certificate of incumbency of Purchaser executed by the President and attested by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Acquisition Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein;

                 (iv) the opinion of counsel to Purchaser in substantially the form of EXHIBIT E hereto (the "Purchaser Opinion");

                  (v) certificates of existence or certificates of good standing of Purchaser, as of a date within twenty (20) days prior to the Closing Date, from the State of Georgia; and

                 (vi) the Non-Compete Agreements executed by Purchaser;

                (vii) the Voice Mail Services Agreement executed by Purchaser;
and

               (viii) such other evidence of the performance by Purchaser of all covenants and satisfaction by Purchaser of all of the conditions required by this Agreement to be performed or satisfied by Purchaser at or before the Closing Date, as Seller or its counsel may reasonably require.

     The documents and certificates to be delivered to Seller hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to Seller and its counsel.

     4.4  Certain Consents.
          ----------------

          Except for the consent of CUE to the assignment to Purchaser of the CUE Regional Affiliate Agreement, the receipt of which is a condition precedent to the obligations of Purchaser hereunder, to the extent that the rights of Seller under any agreement, Contract, commitment, Permit, or other Acquired Asset to be assigned to Purchaser by Seller hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is materially important to the ownership, use or disposition by Purchaser of an Acquired Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would materially impair Purchaser's rights under the Acquired Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the specific Acquired Asset and at Seller's expense, shall, at its expense, act after the Closing as Purchaser's agent in order to obtain for Purchaser the benefits thereunder, and Seller shall cooperate, to the maximum extent permitted by law and the specific Acquired Assets, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease, subcontract or similar arrangement. Notwithstanding anything to the contrary stated herein, in using its best efforts to obtain any such consent or in acting as Purchaser's agent after the Closing, Seller shall not be required to pay other than nominal amounts to third parties.

     4.5  Further Assurances.  Seller and the Shareholders from time to time
          -------------------
after the Closing Date, at Purchaser's request, shall execute, acknowledge, and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets or to better enable Purchaser to complete, perform, or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.


                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

     Seller represents and warrants to Purchaser that:

     5.1  Organization and Qualification.  Seller is a corporation duly
          -------------------------------
organized, validly existing, and in good standing under the laws of the State of Texas.

     5.2  Authority.  Seller and each Shareholder has full power and authority
          ----------
to enter into this Agreement and the agreements contemplated hereby, or respectively executed by it in connection herewith (collectively, this Agreement and such other agreements shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and each Shareholder of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on the part of Seller and each Shareholder. Each of the Acquisition Documents to which Seller is a party is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Seller and each Shareholder of any of the Acquisition Documents to which it is a party nor the consummation by Seller and each Shareholder of the transactions contemplated thereby will (i) violate the Articles of Incorporation or Bylaws of Seller or the trust instrument of the Safeton Trust, (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller and each Shareholder is subject, or by which the Acquired Assets may be bound if such violation would have a material adverse effect on the operations of Seller, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, contract, warranty, agreement, arrangement, purchase or sale order or other instrument to which Seller is a party or by which it or any of the Acquired Assets may be bound other than as disclosed to Purchaser, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets or increase or adversely affect the obligations of Seller under any of the Assumed Liabilities.

     5.3  Financial Statements.  Attached as SCHEDULE 5.3 are true, correct, and
          ---------------------
complete copies of the unaudited balance sheet and the related statements of income and cash flows for Seller as at and for the fiscal years ended December 31, 1992, 1993, 1994 and 1995 (collectively, the "Financial Statements").
Except as specifically disclosed on SCHEDULE 5.3, the Financial Statements have been prepared from the books and records of Seller, and present fairly in all material respects the financial position and results of operation of Seller on a combined basis as at and for the periods indicated. Except as set forth on
SCHEDULE 5.3, Seller has not received any advice or notification from its independent certified public accountants that Seller has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records, any properties, assets, liabilities, revenues, or expenses. Except as specifically disclosed on
SCHEDULE 5.3, the Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, individually in excess of $1,000 and in the aggregate in excess of $10,000. Other than as identified on Schedule 5.3, the books, records, and accounts of Seller accurately and fairly reflect, in reasonable detail in all material respects, the transactions and the assets and liabilities of Seller. Seller has not engaged in any transaction, maintained any bank account, or used any of the funds of Seller, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Seller.

     5.4  Inventories.  All Inventory reflected on the Financial Statements, or
          ------------
acquired since the date thereof at the time such Inventory was delivered to Seller's customers: (a) was acquired and has been maintained in the ordinary course of the Business; (b) is of good and merchantable quality, consists of a quality, quantity and condition usable, leasable or salable in the ordinary course of the Business; (c) is valued at the lesser of cost or net realizable value; and (d) is not subject to any write-down or write-off. Seller is not under any liability or obligation with respect to the return of Inventory in the possession of wholesalers, retailers or other customers. Except as shown on
SCHEDULE 5.4, none of the Inventory is held by Seller on consignment from others.

     5.5  Personal Property.
          -----------------

          (a) SCHEDULE 5.5.1 contains a true and correct list of all pagers owned by Seller, and SCHEDULE 5.5.2 contains a true and correct list of all Furniture and Fixtures and all other items of personal property (excluding items of Furniture and Fixtures and other personal property having a value of less than $1,000 individually, or $10,000 in the aggregate), which are owned by Seller.

          (b) SCHEDULE 5.5.3 contains a list of all leases for Equipment, Furniture and Fixtures, or other items of personal property (except miscellaneous leases having an aggregate value, if capitalized, of less than $10,000) leased by Seller and included in the Acquired Assets, excluding leases for pagers where the Seller is the lessor. True and correct copies of each lease listed on SCHEDULE 5.5.3 and any amendments, extensions, and renewals thereof are attached thereto. Each of the leases described on SCHEDULE 5.5.3 is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. No rights of Seller under such leases have been assigned or otherwise transferred as security for any obligation of Seller. Except as described on SCHEDULE 5.5.3, all such leases are fully assignable without the consent of any third party.

          (c) All of the Equipment, Furniture and Fixtures and other personal property owned or leased by Seller is in good operating condition, except that Seller makes no representation as to the condition of pagers in the hands of lessees.

     5.6  Real Property.
          --------------

          (a) Seller does not own any real property.

          (b) A true and correct copy of the Office Leases and any amendments, extensions, and renewals thereof have been delivered to the Purchaser and are attached as SCHEDULE 5.6.1. The Office Leases are in full force and effect and there is no existing default or event of default of a material nature, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder by Seller or any other party to the Office Leases. The assignment of the Office Leases to Purchaser shall not cause a breach, default, or event of default thereunder.

          (c) Seller has received no written notice from governmental authorities alleging that the improvements on any property that is subject to the Office Leases are in violation of any applicable use and occupancy laws, use restrictions, building ordinances, zoning ordinances and health and safety ordinances.

          (d) Seller has not received any written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting any property that is subject to the Office Leases.

          (e) To Seller's knowledge there is no unrecorded private restrictive covenant on all or any portion of the property that is subject to the Office Leases which prohibits the current use of the such property.

          (f) All Permits required for Seller's occupancy and operation of any property that is subject to the Office Leases have been obtained if the failure to obtain such Permit would have a material adverse effect, and are in full force and effect, and Seller has received no notices of violations in connection with such items.

          (g) Seller does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on the property that is subject to the Office Leases and to Seller's knowledge, no such defects exist.

     5.7  Contracts.
          ---------

          (a) SCHEDULE 5.7.1 contains a true and correct list of all Contracts other than Service Contracts otherwise listed on SCHEDULE 5.5.1 and Contracts otherwise listed on SCHEDULES 5.5.3 AND 5.8, together with a true and correct copy (and, if oral, a description) of each such Contract that (i) has a duration of twelve (12) months or more, (ii) requires or could require any party thereto to pay $1,000 or more, or (iii) is between Seller and any officer, stockholder, director, employee, or affiliate of Seller, and all modifications, amendments, renewals, or extensions thereof (excluding any management agreement with The Jim Sowell Company or Dennis Miga or employment agreement with Larry Simmons which contracts are not transferred to or assumed by Purchaser hereunder). A true and correct list of all Service Contracts is set forth in SCHEDULE 5.5.1. True and complete copies of all such Service Contracts have heretofore been made available to Purchaser. Each of the Contracts listed or described in SCHEDULES
5.7.1 or 5.5.1 was entered into prior to the Closing Date in the ordinary course of business on terms substantially consistent with such Seller's practice prior thereto. Except as listed on SCHEDULES 5.5.1, 5.5.3, 5.6.1, 5.7.1, AND 5.8, Seller is not a party to any written or legally binding Contract of the following type:

           (i) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person;

          (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of its business involving in any one case $1,000 or more;

         (iii) agreement, contract or commitment to provide paging services or to sell, lease or otherwise provide paging devices, or to sell, lease or otherwise provide air time (each a "Services Contract");

          (iv) distribution, dealer, representative, or sales agency agreement, contract, or commitment relating to the Business;

           (v) lease under which Seller is lessor relating to the Acquired Assets or any property at which the Acquired Assets are located;

          (vi) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to its business;

         (vii) agreement, contract, or commitment for any charitable or political contribution;

        (viii) agreement, contract, or commitment limiting or restraining Seller from engaging or competing in any manner or in any business, nor, to the knowledge of Seller is any employee of Seller subject to any such agreement, contract, or commitment; or

          (ix) material agreement, contract, or commitment relating to its business not made in the ordinary course of business.

          (b) SCHEDULE 5.7.3 contains a true and correct list of all commitments for capital expenditures related to the Business that have been approved or made prior to the date of this Agreement in excess of $1,000 by Seller and that remain outstanding as of the date hereof.

          (c) Except as set forth on SCHEDULES 5.7.1 and 5.7.2 and except for default by certain customers under Service Contracts, each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by Seller or, to the knowledge of Seller any other party to such Contracts, or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or, to the knowledge of Seller, any other party to such Contracts. Except as set forth on SCHEDULES 5.7.1 and 5.7.2, each Contract listed therein is fully assignable without the consent of any third party.

          (d) Except as indicated on SCHEDULE 5.7.4, there exists no actual or, to the knowledge of Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract or group of Contracts (including in each case Service Contracts), which would have a material adverse effect on the business or condition, financial or otherwise, of the Business.

          (e) Seller has not granted any power of attorney affecting or with respect to the Business or the Acquired Assets that remains outstanding.

     5.8  Intellectual Property.  SCHEDULE 5.8 contains a true and correct list
          ----------------------
of all Intellectual Property used by Seller or any affiliate of Seller in the conduct of the Business, containing a brief description of each item of Intellectual Property and the nature of Seller's interest therein. The Acquired Assets include and, upon the purchase of those assets, Purchaser will own or have the uncontested right to use all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade names, trade styles, service marks, copyrights, manufacturing processes, and confidential or proprietary information necessary for the conduct of the Business as presently conducted. No claim is pending or, to the knowledge of Seller threatened, and Seller has not received notice that the conduct of the Business (including without limitation, Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. No use by Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to the knowledge of Seller threatened, which alleges that any Intellectual Property owned or licensed by Seller for use in the Business or which Seller otherwise has the right to use is invalid or unenforceable by Seller, nor is Seller aware of any such claim that is unasserted, but the assertion of which is probable. With respect to the Business, Seller does not manufacture products which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. Except as shown on SCHEDULE 5.8, no royalties or fees are payable by Seller to anyone for use of the Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Seller has any license or right to use any Intellectual Property are attached to SCHEDULE 5.8. All such agreements are in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. With respect to the Business, Seller has not received any notice that any operation or machinery employed by Seller, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. All Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party except as shown on SCHEDULE 5.8.

     5.9  Insurance.  The tangible Acquired Assets are insured under various
          ----------
policies of general liability and other forms of insurance, which policies are in adequate amounts. Seller has not been refused any insurance with respect to the Business by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three (3) years. Except as set forth in SCHEDULE 5.9, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Acquired Assets which require or recommend changes in the conduct of Business, or require any repairs or other work to be done with respect to any of the Acquired Assets.

     5.10  Environmental Matters.
           ----------------------

          (a) There are no above-ground and underground storage tanks located on any of the property leased by Seller.

          (b) Except as may arise by automatic operation of law, no lien has arisen on any of the property leased by Seller or any facilities or properties used by the Seller for or in connection with its business under or as a result of any federal, state, or local law, rule, or regulation relating to environmental protection.

          (c) The Seller has not been, and currently is not, a "generator" of "hazardous waste", as those terms are defined by the Resource Conservation and Recovery Act as amended, 42 U.S.C. (S)6901 et seq. and the regulations
                                           ------
promulgated thereunder ("RCRA"), for the purposes of obtaining an EPA identification number under 40 C.F.R. (S)262.12(a) or complying with the manifest system under Subpart 8 of 40 C.F.R. Part 262, and the Seller has not
(A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has Seller any reason to believe that the Company is considered potentially liable under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et seq. and the
                                                         ------
regulations promulgated thereunder ("CERCLA") or any similar state or local law.

          (d) To the best of Seller's knowledge, there has been no disposal, release, burial, or placement of Hazardous Materials on, in, at, or about any of the property leased by Seller or any facilities or properties used by the Seller for or in connection with its business that could subject Purchaser to damages, costs, penalties or expenses, or recovery or remediation requirements under any federal, state or local law, rule or regulation. As used in this Agreement, the term "Hazardous Materials" shall mean any hazardous or toxic substance or waste, asbestos, PCBs, agricultural chemicals, oil, petroleum, and petroleum products and constituents thereof, or any other substances, wastes, or chemicals defined as "hazardous" or "toxic" under RCRA, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802, or any applicable state or local law.

     5.11  Litigation.  Except as listed and described on SCHEDULE 5.11, there
           -----------
are no material arbitrations, grievances, actions, suits, or other proceedings pending or to the knowledge of Seller threatened in writing against, or adversely affecting the Business or any of the Acquired Assets purported to be owned or used by Seller, at law or in equity or admiralty, nor to the Seller's knowledge is there any investigation pending or threatened, before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, related to the Business. To Seller's knowledge, Seller is not in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Business or the Acquired Assets purported to be owned or used by Seller.

     5.12  Absence of Changes.  Except as set forth on SCHEDULE 5.12, since
           -------------------
March 30, 1996 there has not been any transaction or occurrence in which Seller has:

          (a) suffered any material adverse change in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings of the Business nor has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing, other than the write-off of receivables from Mobilemedia;

          (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of the Business, consistent with past practice, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any material bad debt, contingency, or other reserve, other than in the ordinary course of the Business consistent with past practice and other than in connection with the write-off of receivables from Mobilemedia; and

          (c) paid, discharged, or satisfied any claim, lien, encumbrance, obligation, or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the ordinary course of the Business consistent with past practice of claims, liens, encumbrances, obligations, or liabilities of the type reflected or reserved against in the Financial Statements or which were incurred since March 30, 1996 in the ordinary course of the Business;

          (d) permitted, allowed, or suffered any of its properties or assets (real, personal or mixed, tangible, or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction, or charge of any kind except Permitted Encumbrances incurred in the ordinary course of business;

          (e) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns), except for write-downs, write-ups, and write-offs in the ordinary course of the Business consistent with past practice, none of which is material in amount;

          (f) canceled any debts or waived any claims or rights in excess of $1,000.00 individually or $15,000.00 in the aggregate;

          (g) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

          (h) except for the capital expenditure commitments described on
SCHEDULE 5.7.3, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

          (i) incurred any long term indebtedness;

          (j) paid, loaned, distributed, sold, transferred or leased to any stockholder, officer, employee, or director of Seller, or any person controlling, controlled by, or under common control with Seller any properties or assets that, but for such payment, loan, distribution, sale, transfer or lease, would have been an Acquired Asset;

          (k) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, work interruption, strike, or work stoppage;

          (l) sold, transferred, or otherwise disposed of any of the Acquired Assets except in the ordinary course of business;

          (m) granted or incurred any obligation for any increase in the compensation of any officer or employee of Seller (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to employees in the ordinary course of business;

          (n) made any material change in any method of accounting or accounting principle, practice, or policy;

          (o) suffered any casualty loss or damage in excess of $1,000 in the aggregate (whether or not insured against);

          (p) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $1,000 in the aggregate;

          (q) taken any other action neither in the ordinary course of the Business and consistent with past practice nor provided for in this Agreement; or

          (r) agreed, so as to legally bind Seller whether in writing or otherwise, to take any of the actions set forth in this Section 5.12 and not otherwise permitted by this Agreement.

     5.13  Brokers and Finders.  Neither Seller nor any Shareholder nor any
           --------------------
affiliate of either of them, has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     5.14  Labor Matters.  Seller has not, within the last three (3) years,
           -------------
experienced or been threatened with any organized slowdown, work interruption, strike, or work stoppage by its employees. Seller is not a party to any collective bargaining agreements. Neither Seller nor any of its officers, directors, or employees has been charged or threatened with the charge of any unfair labor practice within the last two (2) years. Seller is in material compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. With respect to Seller, there are no pending or, to Seller's knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions of unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labor Claims"). Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

     5.15  Governmental Approval and Consents.  Except as described on SCHEDULE
           -----------------------------------
5.15, Seller has obtained all Permits required for the lawful operation of the Business as presently conducted if the failure to hold such permit would have a material adverse effect. SCHEDULE 5.15 contains a true and correct copy of each such Permit.

     5.16  Taxes.
           -----

          (a) Seller has timely filed all federal and foreign income tax returns, and all state, county, and local income, franchise, property, sales, use, unemployment, and other tax returns in each state and jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to Seller, and such returns are and will be true and correct in all material respects. Seller has paid all federal, state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such returns or not, or is contesting in good faith such taxes and assessments, in which event Seller has disclosed the details of such contests on SCHEDULE 5.16.1.

          (b) SCHEDULE 5.16.2 provides a brief description of all pending federal and state tax disputes in which Seller is alleged to be liable or in which Seller is claiming a refund, including the nature and amount of the controversy, the respective positions of the parties as to any amounts claimed to be due thereunder, and the current status thereof.

          (c) All taxes required to be withheld on or prior to the Closing Date from employees of Seller for income taxes and social security taxes have been properly withheld and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental agency.

          (d) No claim or investigation is pending or, to Seller's knowledge, threatened by any state, local, or other jurisdiction alleging that Seller has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction not included in SCHEDULES 5.16.1 or 5.16.2 with respect to any taxes covered by Section 10.2(a) nor has Seller received any notice or questionnaire from any such jurisdiction which suggests or asserts that Seller may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

     5.17  Employee Benefit Plans.
           ----------------------

          (a) SCHEDULE 5.17.1 hereto lists every Employee Benefit Plan (as hereinafter defined) of the Seller. True and complete copies of the Employee Benefit Plans listed on SCHEDULE 5.17.1 hereto have heretofore been furnished to Purchaser.

          (b) Except as disclosed in SCHEDULE 5.17.2 hereto, all of the Employee Benefit Plans and any related trusts (to the extent applicable) comply with and have been administered in compliance with (i) the provisions of ERISA (as hereinafter defined), (ii) all provisions of the Code (as hereinafter defined) relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, (iii) the written terms of the Employee Benefit Plan, and (iv) all other applicable laws, rules, regulations or ordinances, and the Seller has not received any notice from any Governmental Authority (as hereinafter defined) questioning or challenging such compliance.

          (c) Seller has neither maintained in the past nor currently maintains an Employee Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B or their successors.

          (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein will (i) entitle any current or former employee or director of the Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Seller, (ii) increase or enhance any benefits payable under any Employee Benefit Plan, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

         (e) Neither the Seller nor its ERISA Affiliates have at any time sponsored, contributed to, or been obligated under Title I or Title IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). On or after September 26, 1980, neither the Seller nor its ERISA Affiliates have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

          (f) All liabilities arising out of or related to Employee Benefit Plans of the Seller are reflected on the Financial Statements in accordance with GAAP.

          (g) When used in this Section 5.17, the words and phrases set forth below shall have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Employee Benefit Plan" means collectively, each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by the Seller for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. Employee Benefit Plans include (but are not limited to) "employee benefit plans" as defined in section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom, understanding or arrangement providing compensation or other benefits to any current or former officer or employee of the Seller, or any dependent or beneficiary thereof, maintained by the Seller or under which the Seller has any obligation or liability, whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funding or unfunded, (iv) actual or contingent, or (v) generally available to any or all employees (or former employees) of the Seller (or their beneficiaries or dependents), including, without limitation, all incentive, bonus, deferred compensation, flexible spending accounts, cafeteria plans, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

          "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Code Section 414.

          "ERISA Plan" means any Employee Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA.

          "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

     5.18  Compliance with Laws.  Seller has complied in all material respects
           ---------------------
with all laws, statutes, ordinances, or regulations applicable to the Business or the Acquired Assets. Neither Seller nor any of the Acquired Assets is subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency. Seller has not at any time during the last five (5) years (i) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     5.19  Governmental Approval and Consents.  Except for consents contemplated
           -----------------------------------
by this Agreement, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller and each Shareholder or the consummation by Seller and each Shareholder of the transactions contemplated hereby.

     5.20  Adequacy of Acquired Assets.  The Acquired Assets include all rights,
           ----------------------------
properties, interests in properties, and assets which Seller held and should permit Purchaser to carry on the Business as presently conducted by Seller.

     5.21  Title to Assets.  Seller has good title to Seller's interest in the
           ----------------
Acquired Assets being conveyed by it to Purchaser hereunder, free and clear of all liens, claims, charges, encumbrances and security interests on Seller's interest other than the Permitted Encumbrances of any kind or nature. All security interests and encumbrances of record against the Acquired Assets shall be released, terminated or discharged at the Closing by delivery to the Purchaser upon payment of the Purchase Price at the Closing of executed discharges, UCC termination or partial release statements signed by the secured party.

     5.22  Correctness of Representations.  The representations and warranties
           -------------------------------
of Seller and each Shareholder in this Agreement and in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto are on the date hereof and will be on the Closing Date true, correct and complete. True copies of all leases, agreements, plans, Contracts, and other instruments listed on the Schedules delivered or furnished to Purchaser pursuant to this Agreement have been delivered to Purchaser.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     6.1  Organization and Qualification.  Purchaser is a corporation duly
          -------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

     6.2  Authority.  Purchaser has full power and authority to enter into this
          ----------
Agreement and each of the other Acquisition Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Articles of Incorporation or Bylaws,
(ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

     6.3  Litigation.  There is no suit, action, proceeding, claim or
          -----------
investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser which would affect the consummation of the transactions contemplated hereby.

     6.4  Correctness of Representations.  No representation or warranty of
          -------------------------------
Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates are true and complete.

     6.5  Brokers and Finders.  Except for a fee payable to The Breckenridge
          --------------------
Group, Inc., Resurgens Plaza, Suite 2100, 945 E. Paces Ferry Road, Atlanta, Georgia 30326, with respect to the transactions provided for herein, which fee shall be paid by Purchaser, neither Purchaser nor any affiliate of Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

     6.6  Governmental Approval and Consents.  No consent, approval, or
          -----------------------------------
authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 7
                                   COVENANTS

     7.1  Mutual Covenants.
          -----------------

          Purchaser, on the one hand, and Seller and each Shareholder, on the other hand, shall each take all actions contemplated by this Agreement, and do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Seller and each Shareholder shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Articles 5 or 6 of this Agreement in any material respect inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

     7.2  Conduct of Business Prior to Closing.  Seller covenants and agrees
          -------------------------------------
that, from the date hereof to the Closing Date, and except to the extent that Purchaser shall otherwise consent in writing, Seller shall, with respect to the
Business:

          (a) operate the Business substantially as previously operated and only in the regular and ordinary course;

          (b) other than in the ordinary course of business, not purchase or acquire any assets or properties, whether real or personal, tangible or intangible, that if acquired would be an Acquired Asset hereunder, and except in the ordinary course of business not sell or otherwise dispose of any real or personal property or asset that would have been an Acquired Asset hereunder;

          (c) maintain the Acquired Assets in their present order and condition, reasonable wear and use excepted, and deliver the Acquired Assets to Purchaser on the Closing Date in such condition, and maintain through the Closing Date all policies of insurance covering such Acquired Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

          (d) take all steps reasonably necessary to maintain the Intellectual Property and other intangible assets of the Business;

          (e) pay all accounts payable of the Business in accordance with past practice and collect all accounts receivable in accordance with past practice;

          (f) comply with all laws applicable to the conduct of the Business;
and

          (g) maintain the books and records of the Business in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Seller after taking into account any extensions of time granted by such taxing authorities.

     7.3  Access and Information.  From the date hereof to the Closing Date and
          -----------------------
during normal business hours, Seller shall afford to Purchaser, its lenders, counsel, accountants, and other representatives, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, and customers of Seller, and shall furnish such persons with all information (including financial and operating data) concerning the Business and the Acquired Assets as they reasonably may request. Seller shall use its best efforts to assist Purchaser, its lenders, counsel, accountants, and other representatives in their examination. Purchaser shall, and shall use its best efforts to cause its lenders, counsel, accountants, and representatives to, hold in strict confidence all information so obtained from Seller.

     7.4  Notification of Changes.  Between the date hereof and the Closing
          ------------------------
Date, Seller shall promptly notify Purchaser in writing of any adverse change in the financial condition of the Business, any damage to or loss of any of the Acquired Assets or the institution of the threat of institution of legal, administrative, or other proceedings against Seller or the occurrence or existence of any unasserted proceedings known to Seller.

     7.5  Certain Acts Prohibited.  Except as may be necessary to discharge or
          ------------------------
deal with the Excluded Liabilities, from the date hereof to the Closing Date, Seller shall not, without the prior written consent of Purchaser, take any of the actions described in Section 5.12 hereof.

     7.6  Consents.  Seller shall use its best efforts to obtain, at its sole
          ---------
cost and expense, prior to the Closing all consents and estoppels which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of the Acquired Assets to Purchaser and the consummation of the transactions contemplated hereby. All such consents and estoppels shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing.

     7.7  Supplemental Disclosure.  Seller shall have the continuing obligation
          ------------------------
up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedules.

     7.8  Conditions Precedent.  Seller shall use its best efforts to satisfy
          ---------------------
the conditions enumerated in Article 8 hereof.

     7.9  Discharge of Liens and Encumbrances.  All liens, claims, charges,
          ------------------------------------
security interests, pledges, assignments, or encumbrances relating to the Acquired Assets shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date and evidence reasonably satisfactory to Purchaser and its counsel of such satisfaction, termination, and discharge shall be delivered to Purchaser at or prior to the Closing.

     7.10  Prorations.
           -----------

          (a) To the extent not included in the Assumed Liabilities, Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Customer Deposits (all as individually defined below and collectively called the "Proration Items"), shall be prorated directly between Seller and Purchaser as provided in this Section 7.10.

          (b) For purposes of this Section 7.10, the capitalized terms set forth below shall have the following meanings:

            (i) "Utility Charges" means water, sewer, electricity, gas and other utility charges, if any, payable pursuant to the Office Leases;

           (ii) "Rental Charges" means security deposits, common area maintenance charges, merchant association dues, insurance reimbursement and rental charges payable or receivable and other payments or receipts (other than Real Property Taxes) pursuant to the Office Leases;

          (iii) "Equipment Charges" means rental charges payable or receivable and other payments or receipts applicable to the equipment of the Business;

           (iv) "Real Property Taxes" means ad valorem taxes, general assessments, and special assessments payable pursuant to or with respect to the Office Leases;

            (v) "Personal Property Taxes" means ad valorem taxes imposed upon the Acquired Assets; and

           (vi) "Lease Payments" means payments of rent or additional rent under the Office Leases and any other lease of real or personal property to be assigned to Purchaser hereunder.

          (c) As soon as practicable after the Closing Date, all Utility Charges, Rental Charges, Lease Payments, Equipment Charges, Real Property Taxes, and Personal Property Taxes (including amounts owed pursuant to transferable state licenses applicable to the Acquired Assets and transferred to Purchaser hereunder) shall be apportioned to the Closing Date, and representatives of Seller and Purchaser will examine all relevant books and records as of the Closing Date in order to make the determination of the apportionments, which determinations shall be calculated in accordance with past practices. Payments in respect thereof shall be made to the appropriate party by check within thirty
(30) days after such determination, except that payments for Real Property Taxes and Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

          (d) In the event that either party (the "Payor") pays a Proration Item (other than if and to the extent included in the Assumed Liabilities) for which the other party (the "Payee") is obligated in whole or in part under this
Section 7.11, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration Item, and the Payee shall promptly pay such share to the Payor. In the event either party (the "Recipient") receives payments of a Proration Item to which the other party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

          (e) In the event there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Acquired Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Purchaser with respect to assessments for the year within which the Closing occurs.

     7.11   Covenant to Pay Debts.  Seller shall furnish to Purchaser at the
            ----------------------
Closing a true, correct and complete listing of all indebtedness of Seller that is not an Assumed Liability and that is owed to third parties as of the Closing Date or that will become due and payable within thirty (30) days after the Closing Date (including, without limitation, trade and non-trade payables, accrued taxes, amounts due to employees, bank indebtedness and all other indebtedness, whether secured or unsecured), which listing shall set forth as to each creditor listed thereon the full amount owed by Seller to such creditor on or as of the Closing Date or that will become due and payable within such thirty
(30) day period (the "Current Obligations"). Such listing shall further set forth all indebtedness of Seller to third parties that will become due and payable more than thirty (30) days after the Closing Date and that is not an Assumed Liability (the "Ongoing Obligations" and, together with the Current Obligations, the "Indebtedness"). To the extent any of the Acquired Assets are security for any Indebtedness, Seller shall, at its sole cost and expense, obtain the release of all liens, claims, charges, encumbrances or security interests in such Acquired Assets and deliver to Purchaser at the Closing evidence (which shall be in form reasonably satisfactory to Purchaser and its counsel) of such release. Seller covenants and agrees that, to the extent any Current Obligation is not paid in full at the Closing as provided in Section 3.2(a), Seller will promptly after the Closing pay such Current Obligation in full. Seller covenants and agrees to pay promptly all Ongoing Obligations as they come due, with such payment to be made from the proceeds of the Purchase Price.

                                   ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

     8.1  Certificate Regarding Schedules and Representations and Warranties.
          -------------------------------------------------------------------
All information required to be furnished or delivered by Seller and the Shareholders pursuant to this Agreement shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; the representations and warranties made by Seller and the Shareholders in Article 5 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller made with the prior written consent of Purchaser); and Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller and the Shareholders to such effect.

     8.2  Compliance by Seller and the Shareholders.  Seller and the
          ------------------------------------------
Shareholders shall have each duly performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement respectively to be performed by it on or prior to the Closing Date, and Purchaser shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller and each Shareholder to such effect.

     8.3  No Injunction; Etc.  No action, proceeding, investigation, regulation,
          -------------------
or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain substantial damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of all or a material portion of the Acquired Assets, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     8.4  Operation in the Ordinary Course.  Since the date of this Agreement,
          ---------------------------------
Seller shall have operated the Business in the ordinary course (except as otherwise permitted by this Agreement or as agreed to by Purchaser as evidenced by Purchaser's prior written consent).

     8.5  Consents; Authorizations; Approval of Legal Matters.  Purchaser shall
          ----------------------------------------------------
have received a true and correct copy of each consent and waiver that is required for the assignment of the Contracts, Permits, Intellectual Property, and other agreements and assets or otherwise required for the execution, delivery, and performance of this Agreement by Seller, including, specifically but without limitation the consent of CUE to the assignment and transfer to Purchaser of the CUE Regional Affiliate Agreement. All authorizations, orders, or approvals of any governmental commission, board, or other regulatory body, shall have been obtained. Purchaser shall be satisfied with the terms, conditions, and restrictions of and obligations under each such authorization, order, or approval.

     8.6  Incumbency.  Purchaser shall have received a certificate of incumbency
          ----------
of Seller executed by a Secretary or Assistant Secretary thereof listing the officers authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein.

     8.7  Certified Resolutions.  Purchaser shall have received a certificate of
          ---------------------
the Secretary or Assistant Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors of Seller approving and authorizing each Acquisition Document and the transactions contemplated hereby and thereby and certifying that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     8.8  Release of Liens.  Purchaser shall have received Uniform Commercial
          -----------------
Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to Article 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby that are not Permitted Encumbrances, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence satisfactory to it, that all such liens and encumbrances against the Acquired Assets other than Permitted Encumbrances have been released or terminated prior to or at the Closing.

     8.9  Accuracy of Schedules.  Examination by Purchaser shall not have
          ----------------------
disclosed any material inaccuracy in the representations and warranties of Seller set forth in this Agreement or in the Schedules delivered to Purchaser pursuant hereto.

     8.10  No Adverse Change.  There shall not have been any material adverse
           ------------------
change in the Acquired Assets or the Business since the date of this Agreement, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

     8.11  Instruments of Transfer.  Seller shall have delivered to Purchaser
           ------------------------
such warranty deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser, all in form and substance reasonably satisfactory to counsel to Purchaser, to vest in Purchaser all of Seller's rights, title, and interest with respect to the Acquired Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature except for Permitted Encumbrances.

     8.12  Opinion of Counsel for Seller.  Purchaser shall have received the
           ------------------------------
written legal opinion of Steven E. Smathers, Esq., counsel to Seller, substantially in the form of EXHIBIT D hereto.

     8.13  Proceedings.  The form and substance of all opinions, certificates,
           -----------
assignments, orders, and other documents and instruments, hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

     8.14  Condition of Acquired Assets.  On the Closing Date, all of the
           -----------------------------
Acquired Assets, other than pagers held by lessees, shall be in substantially the same condition as at the close of business on the date hereof, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement between the date hereof and the Closing Date, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of Purchaser, materially affects the value of the Acquired Assets, taken as a whole, Purchaser shall have the right either (a) to terminate this Agreement and all of Purchaser's obligations hereunder without incurring any liability to Seller as a result of such termination, or (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to Seller, in respect of such loss plus an amount equal to any deductible or co-insurance reserve applicable to such loss. If under the circumstances described in the foregoing sentence, Purchaser shall elect to consummate the transactions provided for herein, Seller shall, on demand, pay to Purchaser the full amount of any insurance proceeds received by Seller in respect of any such loss, together with any deductible or co-insurance reserve applicable to such loss.

     8.15  Non-Compete Agreements.  Each shareholder shall have executed and
           -------------------------
delivered to Purchaser a Non-Compete Agreement.

     8.16  Voice Mail Services Agreement.  Call One shall have executed and
           --------------------------------
delivered to Purchaser the Voice Mail Services Agreement.


                                   ARTICLE 9
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller.

     9.1  Certificate Regarding Representations and Warranties.  All information
          -----------------------------------------------------
required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Purchaser in Article 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser to such effect.

     9.2  Compliance by Purchaser.  Purchaser shall have duly performed in all
          ------------------------
material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser, to such effect.

     9.3  Certified Resolutions.  Seller shall have received from Purchaser a
          ----------------------
certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and each of the other Acquisition Documents to which Purchaser is a party and each of the transactions contemplated thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     9.4  No Injunction; Etc.  No action, proceeding, investigation, regulation,
          -------------------
or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Seller, or to obtain substantial damages from Seller, in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Seller, would make it inadvisable to consummate such transactions.

     9.5  Incumbency.  Seller shall have received a certificate of incumbency of
          -----------
Purchaser executed by the President and attested by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Acquisition Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein.

     9.6  Certificates.  Seller shall have received from Purchaser all such
          -------------
certificates, dated as of the Closing Date, as Seller shall reasonably request to evidence the fulfillment by Purchaser, or such other satisfaction as the Closing Date, of the terms and conditions of this Agreement.

     9.7  Opinion of Purchaser's Counsel.  Seller shall have received the
          -------------------------------
written legal opinion of Alston & Bird, counsel for Purchaser, substantially in the form of EXHIBIT E hereto, which opinion may be based upon and incorporate the 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards shall be attached to the Opinion.

     9.8  Proceedings.  The form and substance of all opinions, certificates,
          ------------
assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Seller and its counsel.

                                   ARTICLE 10
                              POST CLOSING MATTERS

     10.1   Employment of Employees.  Purchaser shall have no obligation to
            ------------------------
employ or to offer employment to any of the employees of Seller. Seller shall be responsible for the payment of all wages, commissions, severance pay, accrued but unpaid wages, vacation pay, sick pay, and holiday pay to the employees of Seller, up to and including the date Seller terminates the employment of such employees. Seller shall be responsible for the payment of any amounts due to its employees pursuant to any benefit plans of Seller as a result of the employment of its employees.

     10.2   Seller's Benefit Plans.  Purchaser shall assume no responsibility
            -----------------------
with regard to any benefit plans of Seller.

     10.3  Maintenance of Books and Records.
           ---------------------------------

          (a) Seller and Purchaser shall preserve until the fifth anniversary of the Closing Date all Books and Records possessed or to be possessed by such party relating to any of the assets, liabilities or business of Seller prior to the Closing Date. Seller shall give Purchaser written notice of any Books and Records discovered by Seller that were not transferred to Purchaser. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

          (b) Purchaser shall fully cooperate with Seller in the preparation and filing of all tax filings relating to the period ending prior to the Closing Date. Purchaser also shall make available to Seller such information as may be reasonably required by Seller in connection with audits or otherwise for the proper payment of taxes for which Seller is responsible. Purchaser shall provide within a reasonable time after the receipt of a written request all information contained in its files necessary for the preparation by Seller of a Form W-2 for the calendar year in which the Closing occurs for each Hired Employee.

     10.4   Payments Received.  Seller and Purchaser agree that after the
            ------------------
Effective Time they will hold and will promptly transfer and deliver to the proper recipient thereof, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Effective Time which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts. From and after the Effective Time, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Acquired Assets transferred to Purchaser hereunder.

     10.5   Covenant Not to Compete.  Seller covenants and agrees that for a
            ------------------------
period of five (5) years commencing on the Closing Date, Seller will not, within the Territory (as hereinafter defined), either (a) directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, which is engaged at any place in the Territory in a business substantially the same as the Business (a "Competing Business"), or
(b) solicit or attempt to solicit to or for the benefit of any Competing Business the business or patronage of a customer of Purchaser that has been at any time during the five (5) year period prior to the Closing Date a customer of Seller. As used herein, the term "Territory" means the territory marked on the map attached as EXHIBIT F hereto, such territory being the area in which Seller conducted the Business prior to the Closing Date. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 10.5 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

                                   ARTICLE 11
                                INDEMNIFICATION

     11.1  Definitions
           -----------

     For the purposes of this Article:

          (a) "Indemnification Claim" shall mean a claim for indemnification hereunder.

          (b) "Purchaser Indemnitees" shall mean the Purchaser and its agents, representatives, employees, officers, directors, shareholders and controlling persons.

          (c) "Seller Indemnitees" shall mean the Seller and its agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates.

          (d) "Seller Indemnitors" shall mean Seller and each Shareholder, jointly and severally.

          (e) "Purchaser Indemnitor" shall mean Purchaser.

          (f) "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          (g) "Third Party Claim" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

          (h) "Indemnitee" means a Seller Indemnitee or a Purchaser Indemnitee as the context may require.

          (i) "Indemnitor" means a Seller Indemnitor or the Purchaser Indemnitor as the context may require.

     11.2  Agreement of Seller and Shareholders to Indemnify
           -------------------------------------------------

          Subject to the terms and conditions of this Article, the Seller Indemnitors, jointly and severally, agree to indemnify, defend, and hold harmless the Purchaser Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, such Purchaser Indemnitees resulting from, based upon, or arising out of:

          (a) a breach of any material representation or warranty of an Seller Indemnitor contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitor in connection herewith;

          (b) a breach of or failure to perform any covenant or agreement of an Seller Indemnitor made in this Agreement;

          (c) the failure to comply with the Bulk Sales Act or any comparable law to the extent such act or law is or may be deemed to be applicable to the transactions provided for herein; and

          (d)  any Excluded Liability.

     11.3  Agreement of Purchaser to Indemnify.    Subject to the terms and
           -----------------------------------
conditions of this Article, Purchaser Indemnitor agrees to indemnify, defend and hold harmless the Seller Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by a Seller Indemnitee and resulting from:

          (a) a breach of any material representation or warranty of Purchaser made or given in this Agreement;

          (b) a breach or failure to perform any material covenant or agreement of Purchaser made in this Agreement; or

          (c)  any Assumed Liability.

     11.4  Procedures for Indemnification.
           -------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 11.5 hereof shall be observed by Indemnitee and Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by Indemnitor and the dispute is not resolved by Indemnitee and Indemnitor within fifteen (15) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section
12.13 of this Agreement.

          (d) No Indemnification Claim shall be made against Seller Indemnitors until the total amount of all outstanding Indemnification Claims against the Seller Indemnitors, as any of them, under Section 11.2 hereof equals Fifty Thousand Dollars ($50,000.00), at which time and thereafter all outstanding Indemnification Claims may be made, including those Indemnification Claims subject to the aforementioned limitation. Notwithstanding anything to the contrary herein contained, the maximum aggregate liability of any Seller Indemnitor hereunder shall be an amount equal to such Seller Indemnitor's pro rata portion of the sum of the Purchase Price and Receivables Proceeds (such pro rata portion is to be based on the assumption that at the Closing Date, Seller distributes the proceeds of the Purchase Price to the Shareholders based on their pro rata share ownership).

     11.5  Third Party Claims.  The obligations and liabilities of the parties
           ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) Indemnitee shall give Indemnitor written notice of a Third Party Claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to Indemnitee. The failure of Indemnitee to notify Indemnitor of such claim shall not relieve Indemnitors of any liability that it may have with respect to such claim except to the extent Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such

Third Party Claim by Indemnitor shall be an acknowledgment of the obligation of Indemnitor to indemnify Indemnitee with respect to such claim hereunder. If Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within twenty (20) days after written notice of such claim has been given to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     11.6  Other Rights and Remedies Not Affected.  The rights of an Indemnitee
           --------------------------------------
under this Article 11 are independent of and in addition to such rights and remedies as Indemnitee may have at law or in equity or otherwise for any misrepresentation, breach of warranty or the failure to fulfill any agreement or covenant hereunder on the part of Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

     11.7  Survival.  All representations, warranties and agreements contained
           --------
in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closings notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     11.8  Time Limitations.  The Seller Indemnitors shall have no liability
           ----------------
under clause (a) of Section 11.2 with respect to: (a) the breach of any representation or warranty, other than those set forth in Sections 5.10, 5.16, 5.17, and 5.21 hereof, unless on or before one (1) year after the Closing Date Seller is given notice asserting an Indemnification Claim with respect thereto, and (b) the breach of the representations and warranties contained in Sections 5.10, 5.16 and 5.17 hereof, unless notice asserting an Indemnification Claim based thereon is given to Seller prior to the expiration of the applicable statute of limitations for the assertion of liability against the Purchaser based upon the matters that are the subject of the representations and warranties contained in such Sections. An Indemnification Claim based upon a breach of the representations and warranties set forth in Section 5.21 or based upon the failure of Seller and the Shareholders to perform the covenants and agreements to be performed by them hereunder or based upon clause (c) of Section
11.2 hereof may not be made unless Seller is given notice asserting an Indemnification Claim with respect thereto prior to the expiration of twenty
(20) years after the Closing Date.  Purchaser shall have no liability under
Section 11.3 unless on or before two (2) years after the Closing Date Purchaser is given notice asserting an Indemnification Claim.

     11.9  Subrogation.  Upon payment in full of any Indemnification Claim,
           -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, Indemnitor shall be subrogated to the extent of such payment to the rights of Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     11.10  Purchaser's Right of Set-Off.  Notwithstanding anything to the
            -----------------------------
contrary herein contained, Purchaser shall have the right to set-off against and deduct from the Receivables Proceeds and any other amounts in the hands of Purchaser that may belong to or be payable to Seller (a) any amount which any Seller Indemnitor becomes obligated (whether by agreement between one or more of the Seller Indemnitors and the Purchaser or by arbitration award) to pay to Purchaser hereunder, (b) the amount of any Proration Item owed by Seller to Purchaser as herein provided, and (c) any other amounts which may be payable by Seller to Purchaser under this Agreement or by virtue of the transactions provided for herein. Purchaser's right of set-off shall be superior to any right of Seller to request or direct payment of any part or all of the Receivables Proceeds to or for the account of Seller. Prior to exercising the aforementioned right of set-off, Purchaser shall give Seller five (5) days written notice of its intent to exercise such right. If within five (5) days of receiving such notice, Seller objects in writing to Purchaser's exercise of its right of set-off, then Purchaser shall set aside and hold the disputed amount free of any obligation to pay over the disputed amount to or at the direction of Seller, and Purchaser's asserted right of set-off will be submitted to arbitration pursuant to Section 12.13 hereof. Notwithstanding anything to the contrary in this Agreement, all amounts set aside and held pending the resolution of arbitration shall remain set aside and held until the final resolution of such arbitration pursuant to Section 12.13 hereof. If at the time for payment of the Receivables Proceeds as provided in Section 1.3(g), or at the time of any request by Seller for payment of Seller's indebtedness under Section 1.3(i), an Indemnification Claim has been asserted by Purchaser but the Indemnitors obligation with respect thereto has not been finally determined or agreed upon, Purchaser may withhold payment of such portion of the Receivables Proceeds as shall be sufficient to pay and reimburse Purchaser for all losses upon which the Indemnification Claim is based and shall not be required to pay such withheld amount over to Seller until five (5) days following the final determination or agreement that the Indemnitors are not obligated to the Indemnitees with respect to such Indemnification Claim or if obligated the Indemnitors have paid and satisfied such Indemnification Claim in full.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1   Fees and Expenses.  Except as otherwise specifically provided in
            ------------------
this Agreement, Seller and each Shareholder, on the one hand, and Purchaser, on the other hand, shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement.

     12.2   Notices.  All notices, request, demands, and other communications
            --------
hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

          (a)  If to Seller:

               C.R., Inc.
               c/o The Jim Sowell Company
               3131 McKinney Avenue
               Suite 200
               Dallas, Texas 75204
               Telephone:  (214) 871-3320
               Telecopier:  (214) 871-1620

          with a copy (which shall not constitute notice) to:

               Steven E. Smathers, Esq.
               3131 McKinney Avenue
               Suite 200
               Dallas, Texas 75204-2471
               Telephone:  (214) 871-7227
               Telecopier:  (214) 871-1620

          (b)  If to Purchaser:

               Satellink Paging Inc.
               1100 Northmeadow Parkway
               Suite 100
               Roswell, Georgia  30076
               Attn:  Mr. Dan Lensgraf
               Telephone:  (770) 664-2699
               Telecopier:  (770) 664-2651
          with a copy (which shall not constitute notice) to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia  30309
               Attention:  S.J. Nurkin, Esq.
               Telephone:  (404) 881-7270
               Telecopier:  (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 12.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     12.3   Assignment; Binding Effect.  Except as provided in this Section
            ---------------------------
12.3, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other; provided, however, that Purchaser may assign all of its rights hereunder to any subsidiary of Purchaser, but such assignment shall not relieve Purchaser of its obligations hereunder in the event such assignee shall fail timely to perform any of such obligations From and after any such assignment, the word "Purchaser" shall include assignee.

     12.4  No Benefit to Others.  The representations, warranties, covenants,
           --------------------
and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 9 hereof, Indemnitee and its heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     12.5  Headings, Gender, "Person" and "Affiliate".  All section headings
           ------------------------------------------
contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity, and any reference to an "affiliate," whether or not such term is capitalized, with respect to a person shall mean a person or entity that is controlled by, under common control with or controls such person.

     12.6   Counterparts.  This Agreement may be executed in two (2) or more
            -------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

     12.7   Integration of Agreement.  This Agreement supersedes all prior
            -------------------------
agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

     12.8  Time of Essence.  Time is of the essence in this Agreement.
           ----------------

     12.9  Governing Law.  This Agreement shall be governed by and construed
           --------------
under the substantive laws of the State of Texas.

     12.10  Partial Invalidity.  Whenever possible, each provision hereof shall
            -------------------
be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     12.11  Investigation.  No inspection, preparation, or compilation of
            -------------
information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in any way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller and each Shareholder set forth herein. Any disclosure made on one Schedule shall not be deemed made on any other Schedule, unless appropriate cross-referencing is made. The covenants and representations and warranties of Seller and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 11.7.

     12.12  Public Announcements.  Seller and each Shareholder and Purchaser
            ---------------------
will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

     12.13  Arbitration.  The parties agree that any dispute between or among
            -----------
them arising out of or based upon this agreement, the remaining acquisition documents or the consummation of the transactions provided for herein shall be submitted to and resolved by arbitration in Dallas, Texas in accordance with the rules and procedures of the American Arbitration Association, and the decision of the arbiter(s) in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbiter(s) may otherwise award or assess the expenses of any such proceeding, each party shall bear its own costs and expenses, including the expense of its counsel, in any such arbitration proceeding.



                          SIGNATURES ON FOLLOWING PAGE

     IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf by its duly authorized officer or trustee, all as of the day and year first above written.

                              PURCHASER:

                              SATELLINK PAGING INC.


                              By: /s/ Jerry W. Mayfield
                                 --------------------------------
                              Title:  President
                                    -----------------------------


                              SELLER:


                              C.R., INC.

                              By:  /s/  Larry Simmons
                                 -------------------------------
                              Title:  President
                                    ----------------------------

                              SHAREHOLDERS:

                              /s/ James Sowell
                              ----------------------------------
                              James Sowell

                              /s/ Larry Simmons
                              ----------------------------------
                              Larry Simmons


                              JAY LEE JAMESON, AS TRUSTEE OF
                              THE SAFETON TRUST,
                              dated October 1, 1992


                              By: /s/ Jay Lee Jameson
                                 -------------------------------
                                 Jay Lee Jameson, Trustee